                                                                    EXHIBIT 99.1

                          UNITED STATES DISTRICT COURT

                          EASTERN DISTRICT OF MICHIGAN


ROGER D. SCHILLING,
on behalf of himself and all others similarly situated,

         Plaintiff,                                    Case Number: 02-72834

-vs-                                                   Honorable George E. Woods

CMS ENERGY CORPORATION,                                COMPLAINT
CONSUMERS ENERGY CORPORATION,                          CLASS ACTION
CMS MARKETING SERVICES & TRADING,
AND JOHN DOES 1-20,                                    MAGISTRATE JUDGE PEPE

         Defendants.

--------------------------------------------/


BARRY D. ADLER (P30557)
ADLER & ASSOCIATES
Attorneys for Plaintiff Roger D. Schilling
30300 Northwestern Highway, Suite 304
Farmington Hills, Michigan 48334
(248) 855-5090
(248) 932-4009 (fax)

J. Brian McTigue (DC Bar No. 475904)
Bruce F. Rinaldi (DC Bar No. 455187)
McTIGUE LAW FIRM
Attorneys for Plaintiff Roger D. Schilling
3513 Connecticut Avenue, Suite 220
Washington, DC 20015
(202) 364-6900
(202) 364-9960 (fax)

Ellen M. Doyle (PA Bar No. 21854)
MALAKOFF DOYLE & FINBERG, P.C.
437 Grant Street, Suite 200
Pittsburgh, PA 15219
(412) 281-8400
(412) 281-3262 (fax)
-----------------------------------------------------------/

                             CLASS ACTION COMPLAINT

  Plaintiff Roger D. Schilling alleges the following on information and belief:

                              NATURE OF THE ACTION

         1. This is a class action brought on behalf of the Employees' Savings & Incentive Plan of Consumers Energy Company (the "Consumers Energy Plan or "Plan") and all other subsidiaries which had adopted the Plan the participants and beneficiaries of the Consumers Energy Plan, for whose accounts common stock of Plan's sponsor was contributed or acquired during the period August 2, 2000 through May 10, 2002 ("Class Period"), to recover retirement account losses resulting from breaches of fiduciary obligations by the fiduciaries of the Consumers Energy Plan. During the Class Period the Plan sponsors were CMS Energy Corporation ("CMS Energy") and Consumers Energy Corporation ("Consumers") (hereinafter, collectively "Consumers Energy" or the "Company").

         2. Beginning in 2000 and continuing until 2002, CMS Marketing Services & Trading ("CMS MST"), a subsidiary of Consumers engaged in billions of dollars in "round trip" electricity trades involving simultaneous purchases and sales with the same counter parties at the same price. These transactions, which lacked any economic substance, had the effect of materially overstating Consumer Energy's consolidated revenues and resulted in the misstatement of the true financial condition of Consumers Energy. As a result of this misstatement of the Company's financial condition the price of Consumers Energy common stock was artificially inflated. The undisclosed financial information regarding the revenues of Consumers Energy, which was material, was concealed from the participants of the Consumers Energy Plan by Consumers Energy and other fiduciaries of the Plan who had knowledge of the overstated revenues.

         3. For the period from August 3, 2000, and continuing until May 10, 2002, fiduciaries of the Consumers Energy Plan offered Fund "C" and Fund "D" (collectively the "Company Stock Funds"), which were invested primarily in stock of CMS Energy ("Company Stock"), as an investment to participants of the Consumers Energy Plan. Plaintiff alleges on information and belief that between August 3, 2000 and

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May 10, 2002, the Consumers Energy Plan invested tens of millions of dollars of contributions made by or on behalf of the participants of the Plan in the Company Stock Funds. Because the Company Stock contributed or acquired by Plan was artificially inflated in price, Consumers Energy and other fiduciaries of the Plan caused the Plan to acquire Company Stock at more than fair market value.

         4. In May 2002, Consumers Energy announced that would restate its financial statements for 2000 and 2001 and not recording in those years previously recorded revenues generated by "round trip" electricity trades which lacked economic substance. The announced restatements would eliminate $1 billion in revenues in 2000 and an additional $3.4 billion in 2001 and caused the value of the Company Stock held by the Consumers Energy Plan to decline substantially in value.

         5. Plaintiff's claims arise from the failure of Consumers Energy and other fiduciaries of the Plan to act solely in the interest of the participants and beneficiaries of the Plan and from he fiduciaries' failure to exercise the required care, skill, prudence and diligence in administering he Plan and investing the assets of the Plan. Among other allegations, Plaintiff alleges, inter alia, that Consumers Energy and other fiduciaries of the Consumers Energy Plan, including CMS MST, that knew or should have known the books and records and financial statements of Consumers Energy materially misstated the revenues of Consumers Energy in 2000 and 2001 and inflated the price of Company Stock, violated their fiduciary obligations to the Plan by: (1) failing to provide to Plan participants and concealing material information sufficient to advise the participants of the risks associated with investing in the Company Stock Funds;
(2) failing to conduct adequate fiduciary reviews to determine whether Company Stock was a prudent investment for the Plan: (3) failing to properly monitor the Plan and thereby causing the Consumers Energy Plan to continue to offer the Company Stock Funds as investment options for new Plan investments; (4) continuing to contribute and causing the Plan to acquire shares of Company Stock for participants' accounts when such investments were imprudent and harmful to the participants of the Plan; and (5) otherwise contributing or causing the imprudent acquisition of Company Stock for the Plan and its participants at inflated per share prices that were greater than the fair market value of the shares.

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                             JURISDICTION AND VENUE

         6. This action is brought under the Employee Retirement Income Security Act ("ERISA"), 29 U.S.C. Sections 1001, et seq., as amended, which provides for exclusive federal jurisdiction over these claims. The Consumers Energy Plan is an "employee benefit plan" within the meaning of Section 3(3) of ERISA, 29 U.S.C. Section 1002(3) and the Plaintiff are "participants" within the meaning of Section 3(7) of ERISA, 29 U.S.C. Section 1002(7), who are empowered under
Section 502 of ERISA, 29 US.C. Section 1132 to bring the present action on behalf of the participants and beneficiaries of the Consumers Energy Plan to obtain relief under Sections 502 and 409 of ERISA, 29 U.S.C. Sections 1132 and 1109.

         7. This Court has subject matter jurisdiction over this action pursuant to Section 502(e)(l) of ERISA, 29 U.S.C. Sections 1132(e)(1).

         8. The Plaintiff Roger D. Schilling resides in Livonia, Michigan and venue is proper in the United States District Court for the Eastern District of Michigan pursuant to Section 502(e)(2) of ERISA, 29 U.S.C. Section 1132(e)(2), because Defendant Consumers Energy plan is administered in the Eastern District of Michigan.

                                     PARTIES

         9. PLAINTIFF ROGER D. SCHILLING. Plaintiff Roger D. Schilling, 47, is a current employee of Consumers and participant in the Plan. Plaintiff Schilling has worked for Consumers for 15 years, beginning as a residential meter reader, then working in gas distribution, still later as a trenching machine and clam bucket operator, and yet later as a linesman and crew leader. He is currently a stoker, identifying buried lines for construction crews, His plan account was and is invested the Company Stock Funds. Plaintiff is authorized pursuant to Sections 502(a)(2) and (3) of ERISA, 29 U.S.C. Section 1132(a)(2) and (3) to obtain appropriate relief under Section 409 of ERISA, 29 U.S.C. Section 1109 and to obtain other appropriate equitable relief.

         10. DEFENDANT CMS ENERGY CORPORATION ("CMS ENERGY"). CMS Energy was formed in Michigan in 1987 as an integrated energy company operating throughout the United States and in selected growth markets around the world. CMS Energy supplemented these operations with an active marketing, services and trading capability. CMS Energy's two principal subsidiaries are Consumers Energy Corporation and CMS Enterprises Company. The Consumers Energy Corporation subsidiary is a public utility that provides natural gas and/or electricity to almost 6 million of the 10 million residents in the 68 Michigan lower peninsula counties. The CMS Enterprises Company, a subsidiary of CMS Energy, through its own subsidiaries, including Defendant CMS Marketing, Services & Trading Company, is engaged in several energy businesses in the United States and in selected international growth markets.

         11. DEFENDANT CONSUMERS ENERGY CORPORATION ("CONSUMERS"). Consumers was formed in Michigan in 1968. In 1997, Consumers, formerly named Consumers Power Company, changed its name to Consumers Energy Company to reflect its integrated electricity and gas businesses. Consumers' service areas include automotive, metal, chemical, food and wood products and a diversified group of other industries. Consumers' consolidated operations account for a majority of CMS Energy's total assets and income, as well as a substantial portion of its operating revenue.

         12. DEFENDANT CMS MARKETING SERVICES & TRADING ("CMS MST"). CMS MST is a Michigan corporation and, through CMS Enterprises Company, an indirect subsidiary of CMS Energy Corporation. As of 2001, CMS MST provided gas, oil, and electric marketing, risk management and energy management services to industrial, commercial, utility and municipal energy users throughout the United States and abroad.

         13. DEFENDANT EMPLOYEES' SAVINGS & INCENTIVE PLAN OF CONSUMERS ENERGY COMPANY. The Employees' Savings & Incentive Plan of Consumers Energy Company is a pension plan under ERISA maintained for the employees of Consumers Energy and its subsidiaries. The Consumers Energy Plan is named as a nominal defendant in order to facilitate the requested relief, which would flow to the Consumers

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Energy Plan to be allocated to the accounts of participants of the Consumers
Energy Plan who invested in Company Stock during the Class Period,

         14. Defendants DOES 1-20 are fiduciaries of the Consumers Energy Plan, whose exact identities will be ascertained through discovery.

                               FACTUAL BACKGROUND

         A. THE CONSUMERS ENERGY PLAN

         15. The Consumers Energy Plan was, at all relevant times, a "pension plan" within the meaning of Section 3(2) of ERISA, 29 U.S.C. Section 1002(2) which was first effective November 1, 1961.

         16. The Plan Document stated that the Consumers Energy Plan is qualified under Section 401(k) of the Internal Revenue Code. Under the terms of the Plan an employee of Consumers, CMS Energy and their participating subsidiaries may contribute from 1% to 16% of his or her regular compensation to the Plan ("participant contribution"). In addition under the Plan the employer was obligated to match at least one-half of the amount contributed by the employee up to 3% of a participant's salary ("matching employer contribution").

         17. Under the terms of the Plan the contributions to the Plan by and on behalf of the participants are held in trust by the Trustee of the Plan, State Street Bank and Trust Company ("State Street") and invested by the Trustee in seven investment options, Funds A through G, as directed by the participating employers, including the Defendants.

         18. At all times relevant to the complaint, the Consumers Energy Plan offered Fund C as investment options under the Consumers Energy Plan. Under the Plan Document Fund C consisted of the ~moneys and securities which the Employers shall direct the Trustee to place in such fund, common Stock of CMS Energy Corporation, and other securities of CMS Energy Corporation convertible into common stock of CMS Energy Corporation."

         19. All matching employer contributions are allocated to the Fund C and "such contributions may, but need not be, in the form of authorized but unmissed common stock of CMS Energy Corporation or other securities convertible into such common stock, treasury securities, or securities of CMS Energy Corporation acquired by the Employers for purposes of such contributions."

         20. At all times relevant to the complaint, the Consumers Energy Plan offered Fund C as an investment options under the Consumers Energy Plan. Under the Plan Document Fund G consisted of the "moneys and securities, which the Employers shall direct the Trustee to place in such fund, Class G common Stock of CMS Energy Corporation, and other securities of CMS Energy Corporation convertible into Class G common stock of CMS Energy Corporation."

         21. On March 31, 2001, the Plan held 9,093,615 shares of CMS Energy common stock with a per share value of $32.00 and a total market value of $289,080,066. In the one-year period between March 31, 2001 and March 31, 2002, the company contributed and/or the Plan acquired no less than 413,742 additional shares of CMS common stock. On March 31, 2002, the Plan held 9,507,357 shares of CMS common stock with a per share value of $23.00 and a total market value of $215,151,498.

         B. THE FIDUCIARIES OF THE PLAN

         22. Each of the Defendants (other than the Plan) was a fiduciary with respect to the Plan. The Plan Document, which governs the Plan, as amended January 1, 1998, identifies the "Named Fiduciaries of the Plan", within the meaning of Section 402(a)(2) of ERISA, 29 U.S.C. Section 1102(a)(2), "who have the authority to control and manage the operation and administration of the Plan" as the "Employers," which includes Defendants CMS Energy and Consumers and any subsidiaries of CMS Energy, "which are at least 80% directly or indirectly owned, if the Board of Directors of such corporation determines to adopt provisions of the Plan."

         23. As fiduciaries of the Plan, any employer whose employees were covered by the Plan, such as CMS Energy and Consumers were all parties in interest with respect to the Plan within the meaning of Section 3(14)(A) and
(C), 29 U.S.C. Sections 1002(14)(A) and (C).

         24. Each of the Defendants owed fiduciary obligations to the Plan and its participants and on information and belief exercised discretionary authority or control respecting the management of the Plan or exercised authority or control respecting the management and disposition of its assets of the Plan and therefore were fiduciaries of the Plan within the meaning of Section 3(21)(A) of ERISA, 29 U.S.C. Section 1002(21)(A).

         25. Each of the Defendants, pursuant to sections 404(a)(1)(A) and (B) of ERISA, 29 U.S.C. Sections 1104(a)(l)(A) and (B), had a fiduciary obligation to act solely in the interest of the participants and their beneficiaries and for the exclusive purpose of providing benefits to participants and their beneficiaries and defraying reasonable expenses of administering the Plan and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of in enterprise of a like character and with like aims.

         26. Each of the Defendants had an obligation to provide the participants and beneficiaries of the Plan with sufficient information to make informed decisions with regard to investment alternatives available under the Plan, including the Company Stock Funds, and not to conceal from the participants of the Plan material facts known to the Defendants regarding investment options available under the Plan, including the Company Stock Fund.

         27. Each of the Defendants were obligated to monitor the Consumers Energy Plan, and to, among other duties, review at reasonable intervals the performance of the Plan fiduciaries to assure that their performance was in compliance with the terms of the plan and statutory standards, and satisfied the needs of the Consumers Energy Plan.

         28. Each of the Defendants were obligated not to cause the Plan to engage in a transaction that Defendants knew or should have known constituted a direct or indirect acquisition, on behalf of the Plan, of

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CMS Energy common stock in violation of Sections 406(a)(l)(E) and 407(a) of
ERISA, 29 U.S.C. Sections 1106(a)(l)(E) and 1107(a).

         C. CONSUMERS ENERGY INFLATED ITS REVENUES BY $4.4 BILLION IN 2001 AND 2000.

         29. Beginning in the first half of 2000, CMS Energy through its subsidiary CMS MST began to become more actively engaged in the business of wholesale electricity trading. CMS Energy intended to expand its marketing, services and trading business to improve the performance and return on CMS Energy's other business assets. In November 1999, Ms. Tamely Pallas, who had previously served as Senior Vice President of Reliant Energy, was appointed to serve as President and Chief Executive Officer of CMS MST.

         30. After embarking on this new strategy of expanding its wholesale electricity trading, CMS Energy began recording significant increases in the volume of power trades engaged in by CMS MST and corresponding increases in revenues. On March 23, 2001, CMS filed its Annual Report on Form 10-K for the year ended December 31, 2000. CMS MST reported revenues from its energy marketing and trading business of $33 billion for the year ended December 31, 2000. In addition, the Form 10-K disclosed that the volume of power traded by CMS MST had increased 919 percent.

         31. The expansion in CMS MST power trading activities continued in 2001 and its recorded revenues from such activities continued to grow. In a press release on April 30, 2001, Consumers Energy announced its financial results for the first quarter of 2001 Among other things, press release reported that the Company's first quarter operating revenue for the quarter "totaled $4.13 billion, up 126 percent from $1.83 billion in the first quarter of 2000, due largely to significantly increased lower-margin energy marketing and trading transactions..."

         32. Eleven days later, on May 11, 2001, Consumers Energy's filed a Form 10-Q with the SEC, for its first quarter ended March 31, 2000, detailing the results announced by Consumers Energy in its April 30, 2001 press release. Consumers Energy reported revenues of $2.344 billion from its energy marketing and trading business. The Form 10-Q also disclosed the following regarding Consumers Energy's subsidiary, CMS MST:

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         Pretax Operating Income: For the three months ended March 31, 2001, pretax operating income increased $4 million (133 percent) from the comparable period in 2000. The increase reflects additional earnings from wholesale gas trading and increased LNG sales. The physical volumes of marketed and managed natural gas and power traded increased 17 percent and 1,383 percent respectively, due largely to significantly increased lower-margin energy marketing and trading transactions. [Emphasis added.]

         33. On August 1, 2001 Consumers Energy issued a press release announcing its second quarter financial results. The Company stated that its operating revenue for the second quarter "totaled $4.4 billion, up 175 percent from $1.6 billion in the second quarter of 2000, due largely to significantly increased lower-margin energy marketing and trading transactions." In a Form 10-Q filed with the SEC on August 14, 2001, Consumers Energy reported that, of the $4.4 billion in revenues reported for the second quarter, $3.089 billion in revenues were from its energy marketing and trading business.

         34. On October 26, 2001, Consumers Energy issued a press release announcing its financial results for the third quarter of 2001 in which the company reported that "Third quarter operating revenue totaled $3.0 billion, up 29 percent from $2.32 billion in the third quarter of 2000, due largely to increased lower margin energy marketing and trading transactions." The press release also announced that total operating revenues in the first nine months of 2001 totaled $11.47 billion compared to $5.62 billion in the first nine months of 2000.

         35. On May 10, 2002, Consumers Energy issued a press release in which the Company reported that the SEC was conducting an informal investigation into the Company's energy trading practices. The release stated:

         CMS Energy Corporation announced today that the U.S. Securities and Exchange Commission (SEC) staff has asked it to provide information in connection with an informal inquiry into simultaneous purchases and sales of electricity with the same counter parties at the same price. These transactions, which involved no profit or loss, were the subject of recent press reports.

         36. Shortly after the announcement of the informal SEC investigation, on May 13, 2002, Reliant Resources ("Reliant") (a subsidiary of Reliant Energy, the company at which Ms. Tamela Pallas had served


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as Senior Vice President before becoming the CEO and President of CMS MST in
November 1999) disclosed that it had been engaging in "round-trip" trades with CMS MST.

         37. Two days later, on May 15, 2002, Consumers Energy issued a press release announcing that CMS-MST during 2001 and 2002 had engaged in "round-trip" trades with Reliant and a second company, Dynergy Power Marketing. The press release stated as follows:

         CMS Energy Corporation today reported the preliminary results of an internal review indicating its energy marketing unit, CMS Marketing, Services and Trading (CMS-MST), entered into "round trip" electricity trades involving simultaneous purchases and sales with the same counter-parties at the same price from May 2000 through mid-January 2002. Thirteen of the trades accounted for about 98 percent of the volume. All such CMS trades were with either Dynergy Power Marketing, Inc. or Reliant Energy Services, Inc. These simultaneous transactions, in which electricity was sold and re-purchased without profit, loss or cash flow impact to CMS Energy, had the effect of increasing trading volumes. After internally concluding that the cessation of such trades was in, the Company's best interests, CMS stopped such trades in January 2002.

                                      ****

         CMS Energy decided after the third quarter of 2001 that not recording these trades in either revenue or expense was a more appropriate representation of the nature of these transactions. Therefore, no revenue or expense was recorded in its financial statements in the fourth quarter of 2001 from such trades. Revenue and Expense was re-stated for the first three quarters of 2001 to eliminate $3.4 billion of previously reported revenue and expense. The Company's Annual Report on Form 10-K for 2001, issued in March, reflects only $5 million revenue and expense from such trades, which was inadvertently included. For 2000, these trades represented $1.0 billion of revenue and expense. The trades had no effect on the Company's earnings, cash flow or balance sheet for 2001 or 2000.

         38. On the following day, May 16, 2002, Consumers Energy issued another press release announcing that Ms. Tamela Pallas had resigned as President and CEO of CMS MST.

         The press release stated as follows.

         CMS Energy Corporation today announced the resignation of Tamela W. Pallas from her position as president and chief executive officer of its energy-marketing unit, CMS Marketing, Services and Trading Co., (CMS-MST). Ms. Pallas, who headed CMS-MST from November 1999 to the present, was responsible for the organization during the period in which the recently publicized "round trip" electricity trading activity occurred.

         In submitting her resignation, Ms. Pallas expressed regret over the controversy that has resulted from this trading activity, and her belief that it was in the best interest of CMS Energy for her to step down.

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         William T. McCormick, Jr., chairman and chief executive officer of CMS
         Energy, said, "These round trip trades are not consistent with the Company's values and high standards of integrity. The Company is committed to ensuring that such practices are never repeated."

         39. On May 24, 2002, the Board of Directors of CMS Energy announced the resignation of William T. McCormick as the Chairman and CEO of the Company. That same day the Company issued a press release announcing the creation of a special committee to investigate the round trip trades. The Press release stated as follows:

         CMS Energy Corporation (NYSE: CMS) today announced its Board of Directors will establish a special committee of independent directors to investigate matters surrounding round trip trades conducted by the Company's energy marketing unit, CMS Marketing, Services and Trading (CMS-MST). The special committee will retain outside counsel to assist in the investigation. The specific membership of the committee is to be established within the next ten days.

         40. The May 24, 2002 press release further stated:

         CMS Energy announced it plans to amend as soon as practical its 2001 Form 10-K and restate its financial statements for 2000 and 2001 to eliminate from revenue and expense all, of the effects of round trip trades. None of the restatements will affect earnings or cash flows for either period. CMS Energy expects the restatement to simultaneously eliminate approximately $1 Billion of revenue and expense from round trip trades in 2000. The Company previously reclassified 2001 financial statements to eliminate $4.2 billion of revenue and expense, which included $3.3 billion of previously reported revenue and expense from round trip power trades. The other $900 million of revenue and expense, which was reclassified, resulted from an incomplete round trip gas trade. The restatement will also adjust the year end 2001 balance sheet for offsetting receivable and payable amounts of $122 million related to round trip trades, and will restate 2001 revenue and expense of $5 million inadvertently missed in the 2001 restatement.

         41. As a result of Consumers Energy's improper round-trip trades, Consumers Energy inflated the revenues and expenses of the Company by a total of over $4.4 billion. The inclusion in the financial statements of Consumers Energy of over $4.4 billion in revenues from round-trip trades which had no economic substance, violated GAAP and rendered the financial statements of Consumers Energy materially false.

         42. As a result of Consumers Energy's and the artificial inflation of the Company's revenues round-tip trades the market price of Company Stock was artificially inflated beginning in August 3, 2000

                                       12
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and continuing until May 10, 2002 Throughout this period, the price of CMS
Energy Stock prevailing on the exchanges did not represent the fair market value of Company Stock.

         D. THE FIDUCIARIES OF THE CONSUMERS ENERGY PLAN IN VIOLATION OF THEIR FIDUCIARY OBLIGATIONS CAUSED AND/OR PERMITTED THE CONSUMERS ENERGY PLAN TO ACCEPT CONTRIBUTIONS OF AND/OR MAKE NEW INVESTMENTS IN COMPANY STOCK FOR PARTICIPANTS ACCOUNTS WHEN THEY KNEW OR SHOULD HAVE KNOWN THAT CONSUMERS ENERGY'S ACCOUNTING BOOKS AND RECORDS FAILED TO ACCURATELY REPORT THE COMPANY'S REVENUES, THAT THE PRICES AT WHICH THE CONSUMERS ENERGY PLAN WAS ACCEPTING AND/OR ACQUIRING COMPANY STOCK WERE GREATER THAN FAIR MARKET VALUE, AND THAT NEW INVESTMENTS IN COMPANY STOCK WERE NOT PRUDENT.

         43. From August 2, 2000 through May 10, 2002, each of the Defendants knew or should have known, that Consumers Energy's financial statements failed to record the Company's true revenues, that Company Stock prices were inflated in value, and the Company Stock Funds were not a prudent investment option for the participants of the Consumer Energy Plan. Despite their obligations as fiduciaries of the Consumers Energy Plan, Defendants CMS Energy, Consumers and CMS MST failed to provide to Plan participants material information sufficient to advise the participants of the risks associated with investing in the Company Stock Funds, failed to conduct an adequate fiduciary review to determine whether Company Stock Funds were a prudent investment for the Plan, concealed from the Consumer Energy Plan and its participants the fact that CMS Energy stock prices were inflated in value because of the overstatement of revenues, and caused the Plan to continue to offer the Company Stock Funds as investment options for Plan investments during a period of time when shares of CMS Energy were no longer a prudent investment.

         44. As a result of the failure of Defendants CMS Energy, Consumers and CMS MST to provide material information sufficient to advise the participants of the risks associated with investing in the Company Stock Funds, the failure to conduct a fiduciary review, and the concealment from the participants of the Consumers Energy Plan the overstatement of revenues resulting from the "round-trip" trades and that the prices of CMS Energy stock prevailing on the national exchanges did not represent the fair market value of shares, the Consumers Energy Plan continued to accept contributions of and/or acquire shares of CMS


                                       13
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Energy stock for Plan accounts from August 3, 2000, through May 10, 2002 at inflated per share prices that were greater than fair market value and represented more than adequate consideration for such shares.

          45. During the years 2000 and 2001 the employers directed at least $50 million in moneys and securities into the Fund C as matching employer contributions. In addition, in 2000 and 2001, the Trustee was also directed to invest an unknown portion of participant's contributions (which in 2000 alone exceeded $50 million) into the Fund C and the Fund G. Because common shares of CMS Energy were substantially inflated in value at the time these contributions were made, the participants of the plan suffered substantial losses as a result of obtaining common shares of CMS Energy at prices, which exceeded the fair market value for such shares.

          46. As a result of the failure of Defendants CMS Energy, Consumers and CMS MST to provide material information sufficient to advise the participants of the Plan of the risks associated with investing in the CMS Energy common stock through Fund C and Fund G and the concealment from the participants of the Plan of material facts regarding the investment in CMS Energy common stock and Fund C and Fund G, the participants of the Plan were unable to exercise independent control over their investment decision with respect to CMS Energy common stock and suffered further loss by being deprived of the opportunity to invest in alternative prudent investments available to them under the Plan.

                                     COUNT I

              CLAIM FOR RELIEF UNDER ERISA SECTION 404 AGAINST THE
                  DEFENDANTS CMS ENERGY, CONSUMERS AND CMS MST

         47. Plaintiff incorporates by reference all allegations of this Complaint as set forth in Paragraph 1 through Paragraph 46, above.

         48. Defendants CMS Energy, Consumers and CMS MST, as the Named Fiduciaries of the Consumers Energy Plan failed to discharge their duties with respect to the Consumers Energy Plan solely in the interest of the participants and their beneficiaries and for the exclusive purpose of providing benefits to participants and their beneficiaries and defraying reasonable expenses of administering the Plan and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, in violation of sections 404(a)(1)(A) and (B) of ERISA, 29 U.S.C. Sections 1104(a)(1)(A) and (B), by, among other things:

         a. Failing to provide adequate information to participants and beneficiaries of the Plan with respect to the Company Stock Funds and the true risk of such an investment options in light of the facts known by Defendants regarding the "round-trip" trades and the inflated revenues of the Company;

         b. Concealing from participants and beneficiaries of the Consumers Energy Plan material facts regarding the "round-trip" trades and the inflated revenues of the Company which prevented participants of the Plan from exercising independent control over investments in the Company Stock Funds;

         c. Failing to conduct an adequate fiduciary review to determine whether the Company Stock Funds were a prudent investment when they knew or should have known that shares of Company Stock were inflated in price because of the "round-trip trades and the inflated revenues of the Company;

         d. Causing the Consumers Energy Plan to continue to offer the Company Stock Funds as investment options for the investment of new assets of the Plan at a time when Defendants knew or should have known that new shares of Company Stock were inflated in price and were not a prudent investment for the Plan;

         e. Causing the Consumers Energy Plan to continue to accept and/or acquire shares of Company Stock for participant accounts at per share prices that exceeded fair market value and represented more than adequate consideration for such shares;

         f. Failing to disclose to participants and beneficiaries of the Plan that additional shares of Company Stock were being acquired for participant accounts at inflated values because revenues on Consumers Energy's financial statements did not report the true revenues of the Company and the price of Consumers Energy Stock prevailing on the national exchanges did not represent the fair market value of Company Stock; and

         g. Failing to adequately monitor the Plan to ensure that the performance of the Plan was in compliance with the terms of the Plan Document and statutory standards, and satisfied the needs of the Plan.

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

                                    COUNT II

            CLAIM FOR RELIEF UNDER ERISA SECTIONS 406 AND 407 AGAINST
                  DEFENDANTS CMS ENERGY, CONSUMERS AND CMS MST

         49. Plaintiff incorporates by reference all allegations of this Complaint as set forth in Paragraph 1 through Paragraph 48, above.

         50. Defendants CMS Energy, Consumers and CMS MST, in connection with their actions and omissions in authorizing or causing the Consumers Energy Plan to continue to offer the Company Stock Funds as an investment option for the Consumers Energy Plan and permitting participants to invest in CMS Energy common stock at a time when they knew or should have known that Consumers Energy's revenue were materially inflated and that, as a result, the price per share at which the Consumers Energy Plan was acquiring CMS Energy common stock exceeded fair market value and was more than adequate consideration for such shares, caused the Consumers Energy Plan to engage in transactions that Defendants knew or should have known constituted a direct or indirect acquisition, on behalf of the Plan, of CMS Energy common stock in violation of Sections 406(a)(1)(E) and 407(a) of ERISA, 29 U.S.C. Section 1106(a)(1)(E) and 1107(a). Because the price at which the Defendants caused the Plan to accept and/or acquire such shares exceeded fair market value and was more than adequate consideration, the prohibited transactions are not exempt under the provisions of Section 408(e)(l) of ERISA 29 U.S.C. Section 1108(e)(2).

                                    COUNT III

           CLAIM FOR RELIEF UNDER ERISA SECTION 405 AGAINST DEFENDANTS
                        CMS ENERGY, CONSUMERS AND CMS MST

         51. Plaintiff incorporate by reference all allegations of this Complaint as set forth in Paragraph 1 through Paragraph 50, above.

         Defendants CMS Energy, Consumers and CMS MST by failing to comply with their specific fiduciary responsibilities under section 404(a)(1) of ERISA, 29 U.S.C. Section 1104(a)(1), enabled their co-fiduciaries to commit violations of ERISA and, with knowledge of such breaches, failed to make reasonable

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
efforts to remedy the breach. Accordingly, Defendants CMS Energy, Consumers and CMS MST are each liable for the other fiduciaries' violations pursuant to Sections 405(a)(2) and (3) of ERISA, 29 U.S.C. Sections 1105(a)(2) and (3).

         53. As a result of engaging in the breaches of their fiduciary responsibilities, obligations, and duties as described in Counts One through Three, Defendants have caused the Consumers Energy Plan to suffer financial loss for which they are jointly and severally liable, pursuant to section 409(a) of ERISA, 29 U.S.C. Section 1109(a).

         54. Plaintiff Schilling brings this class action in his representative capacity as a participant in the Consumers Energy Plan, on behalf of a class defined as follows: All participants in the Consumers Energy Plan and their beneficiaries for whose accounts the fiduciaries of the Consumers Energy Plan accepted contributions of and/or acquired shares of CMS Energy common stock between August 3, 2000 and May 10, 2002.

         55. There are more than 11,000 participants of the Consumers Energy Plan and therefore the persons in the class are so numerous that joinder of all members is impracticable.

         56. There are questions of fact and law which are common to the entire class. Such common questions include;


             a. Whether Defendants CMS Energy, Consumers and CMS MST, through their officers and directors, knew or should have known that the revenues of Consumer Energy was materially inflated by the "round-trip" trades in 2000 and 2001.

             b. Whether as a result of the "round-trip" trades and the inflated revenues of the Company, the prices of CMS Energy common stock prevailing on the New York Stock Exchange in the period August 3, 2000 through May 10, 2002, were more than the fair market values of that stock;

             c. Whether the shares of CMS Energy common stock contributed to or acquired for participant August 3, 2000 through May 10, 2002, were acquired for greater than. adequate consideration because the price of Company Stock was artificially inflated by the overstated revenues;

             d. Whether Defendants CMS Energy, Consumers and CMS MST, as the Named Fiduciaries of the Plan, breached their fiduciary obligations to the Consumers Energy Plan by failing to provide adequate information to participants and beneficiaries of the Plan with respect to the CMS Energy common stock of the

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
                   company stock funds as risk investment options in light of the facts known by Defendants regarding the "round-trip" trades and the inflated revenues of the Company;

             e. Whether Defendants CMS Energy, Consumers and CMS MST, as the Named Fiduciaries of the Plan, breached their fiduciary obligations to the Consumers Energy Plan by concealing from participants and beneficiaries of the Consumers Energy Plan material facts regarding the "round-trip" trades and the inflated revenues of the Company which prevented participants of the Plan from exercising independent control over investments in the Company Stock Fund;

             f. Whether Defendants CMS Energy, Consumers and CMS MST, as the Named Fiduciaries of the Plan, breached their fiduciary obligations to the Consumers Energy Plan by causing the Plan to continue to offer the Company Stock Funds as investment options for new investment of participant accounts at a time when Defendants knew or should have known that the per share prices of CMS Energy common stock were inflated by the Company's overstatement of revenues and that the new shares of CMS Energy common stock were not a prudent investment for the Plan;

             g. Whether Defendants CMS Energy, Consumers and CMS MST, as the Named Fiduciaries of the Plan, breached their fiduciary obligations to the Consumers Energy Plan by failing to disclose that revenues were overstated as a result of the "round-trip" trades and that the prices of Company Stock prevailing on the New York Stock Exchange did not represent fair market value and by causing the Plan to acquire shares of Company Stock for participant accounts at per share prices that exceeded fair market value and represented more than adequate consideration for such shares.

             h. Whether Defendants CMS Energy, Consumers and CMS MST, by failing to comply with their specific fiduciary responsibilities under section 404(a)(l) of ERISA, 29 U.S.C.
                   Section 1104(a)(1), enabled their cofiduciaries to commit violations of ERISA and, with knowledge of such breaches, failed to make reasonable efforts to the remedy the breach and are each liable for the others' violations pursuant to Sections 405(a)(2) and (3) of ERISA, 29 U.S.C. Sections 1105(a)(2) and (3).

             i. Whether as a result of fiduciary breaches engaged in by Defendants the Consumers Energy Plan and its participants and their beneficiaries suffered losses.

         57. Plaintiff's claims are typical of the claims of the class. Plaintiff has no interests antagonistic to the claims of the class.

         58. Plaintiff will fairly and adequately protect the interests of the class. Plaintiff is committed to the vigorous representation of the class and has retained competent counsel experienced in the prosecution

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


of complex and class action litigation, including ERISA Litigation. Counsel have agreed to advance the costs of the litigation contingent upon the outcome.

         59. Defendants have acted on grounds generally applicable to the Class, thereby justifying equitable relief for the class as a whole.

         60. Plaintiff is unaware of any other pending litigation against the Defendants involving the breach of fiduciary duty claims under ERISA asserted in this Class Action Complaint.

         61. Plaintiff is aware that there are a number of pending class actions against the Defendants brought by shareholders of the Company that involve allegation of securities violations under the Federal Securities Laws (the "CMS Energy Securities Class Actions"). As shareholders of CMS Energy the plaintiffs in the CMS Energy Securities Class Actions do not have standing under Section 502(a) ERISA, 29 U.S.C. Section 1132(a), to bring an action on behalf of the participants of the Plan for allegations of fiduciary breaches. Therefore, the interests of the Consumers Energy Plan and its participants cannot be adequately represented by the class plaintiffs in the CMS Energy Securities Class Actions.

         62. The plaintiffs in the CMS Energy Securities Class Actions cannot adequately represent the Plan and its participants because they cannot pursue under the Federal Securities Laws all the relief which the Plan and its participants are entitled to obtain under Sections 502(a) and 409 of ERISA, 29 U.S.C. Sections 1132(a) and 1109.

         63. Because of the nature of the claims, involving the liability of fiduciaries for their breach of duties commonly owed to all members of the class, no individual class member has an interest in individually controlling the prosecution of his or her claim.

         64. Given Erica's imposition of a uniform standard of conduct on ERISA fiduciaries, the prosecution of separate actions by individual members of the class would create the possibility of inconsistent adjudications which would establish incompatible standards of conduct for the defendant fiduciaries with respect to their obligations under the Plans.

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


         65. The prosecution of separate actions by individual members of the class would create the possibility of inconsistent adjudications concerning the legal standards of conduct for fiduciaries under these Plans, which could, as a practical matter, be dispositive of the interests of the other members or could impede their ability to protect their interests.

         WHEREFORE, the Plaintiff prays that this Court:

         (1) Certify this action as a class action brought pursuant to Fed.R.Civ.P. 23, certify Plaintiff as the class representative, and approve the undersigned attorneys as attorneys for the class;

         (2) Grant judgment in Plaintiff's favor for breach of fiduciary duty and/or cofiduciary breach of duty against all Defendants;

         (3) Order the Defendants to restore to the Plan all losses occasioned by their breaches of fiduciary duties, as herein alleged;

         (4) Order appropriate relief to correct the prohibited transactions engaged in the Defendants, as herein alleged;

         (5) Award Plaintiff reasonable attorneys' fees, costs and expenses; and

         (6) Grant such other equitable and legal relief as the Court deems just.

                    Respectfully submitted,
                    COUNSEL FOR PLAINTIFF ROGER D. SCHILLING


                    By:
                       --------------------------------------
                          BARRY D. ADLER (P30557)
                          Attorney For Plaintiff
                          30300 Northwestern Hwy., #304
                          Farmington Hills, MI 48334
                          (248) 855-5090

                          J. Brian McTigue (DC Bar No. 475904)
                          Bruce F. Rinaldi (DC Bar No. 455187)
                          McTIGUE LAW FIRM
                          Attorneys for Plaintiff Roger D. Schilling
                          3513 Connecticut Avenue, Suite 220
                          Washington, DC 20015
                          (202) 364-6900

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


                          (202) 364-9960 (fax)

                          Ellen M. Doyle (PA Bar No. 21854)
                          MALAKOFF DOYLE & FINBERG, P.C.
                          437 Grant Street, Suite 200
                          Pittsburgh, PA 15219
                          (412) 281-8400
                          (412) 281-3262 (fax)

Dated:   July 11, 2002

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